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                             EXHIBIT 11 TO FORM 10-K
                 ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)

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                                                 YEARS ENDED DECEMBER 31,

                                            1993           1992          1991
                                            ----           ----          ----
NET INCOME                                 $11,723        $ 4,382       $ 4,115
                                           -------        -------       -------
                                           -------        -------       -------
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING

Primary:
 Common stock-                              12,155         11,742        11,427
 Common stock equivalents -
   stock options (A)                           391            223           176
                                           -------        -------       -------
 Primary shares outstanding                 12,546         11,965        11,603
                                           -------        -------       -------
                                           -------        -------       -------

Fully Diluted:
 Common stock                               12,155         11,742        11,427
 Common stock equivalents -
   stock options (A)                           475            261           210
                                           -------        -------       -------
 Fully diluted shares outstanding           12,630         12,003        11,637
                                           -------        -------       -------
                                           -------        -------       -------

NET INCOME PER SHARE:
   Primary                                 $   .93        $   .37       $   .35
   Fully diluted                           $   .93        $   .37       $   .35

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(A) The treasury stock method was used to determine the weighted average number of shares of common stock equivalents outstanding during the periods.

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